Exhibit (14)


                         Consent of Independent Auditors


We consent to the references to our firm under the captions "Experts" and "Financial Highlights" in the Registration Statement (Form N-14) and related Combined Prospectus/Proxy Statement of First American Investment Funds, Inc. (the Funds) and to the incorporation by reference of our reports dated November 8, 2002 with respect to the financial statements of the Funds included in their Annual Reports for the year ended September 30, 2002 filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
December 18, 2002